UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2006, the date of the first closing (the “First Closing”) of the transactions contemplated by that certain Stock Purchase and Master Transaction Agreement (the “Purchase Agreement”), dated July 18, 2006, by and between Ipsen, S.A. (“Ipsen”) and Tercica, Inc. (“Tercica”), Tercica issued (i) 12,527,245 shares of Tercica’s common stock (the “Shares”) for an aggregate purchase price of $77,318,944 to Suraypharm, Ipsen’s designated affiliate under the Purchase Agreement; (ii) a convertible promissory note in the principal amount of $25,037,000 (the “First Convertible Note”) to Ipsen; and (iii) a warrant to purchase a minimum of 4,948,795 shares of Tercica’s common stock plus additional shares of common stock (the “Warrant”) to Ipsen. The Shares, the Warrant and the First Convertible Note were issued and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder. In connection with the First Closing, Tercica also entered into the following agreements:

•	Affiliation Agreement, dated October 13, 2006, by and between Tercica, Suraypharm and Ipsen (the “Affiliation Agreement”)

•	Registration Rights Agreement, dated October 13, 2006, by and between Tercica, Suraypharm and Ipsen (the “Registration Rights Agreement”);

•	Increlex License and Collaboration Agreement, dated October 13, 2006, by and between Tercica and Beaufour Ipsen Pharma (the “Increlex License”);

•	Somatuline License and Collaboration Agreement, dated October 13, 2006, by and between Tercica, SCRAS and Beaufour Ipsen Pharma (the “Somatuline License” and together with the Increlex License, the “License Agreements”); and

•	Rights Agreement, dated October 13, 2006, by and between Tercica and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”).

Below is a brief summary of the material terms of each of the Warrant, the First Convertible Note, the Affiliation Agreement, the Registration Rights Agreement, the License Agreements and the Rights Agreement (collectively, the “Agreements”). More detailed summaries of the terms of the Agreements are set forth in Tercica’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2006 (the “Proxy Statement”). The following summaries and the summaries in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, each of which will be filed as an exhibit to Tercica’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 or will be filed as an exhibit to Tercica’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

First Convertible Note

The First Convertible Note in the principal amount of $25,037,000 was issued to Ipsen at the First Closing. The amount delivered to Tercica for the First Convertible Note was offset by approximately the same amount that Tercica was obligated to pay Ipsen as the upfront license fee under the Somatuline License. The Purchase Agreement also provides that at the second closing thereunder, Tercica would issue a second convertible note (the “Second Convertible Note”) and a third convertible note (the “Third Convertible Note” and together with the First Convertible Note and Second Convertible Note, the “Convertible Notes”) in the principal amounts of €30,000,000 and $15,000,000, respectively. The amount to be delivered to Tercica for the Second Convertible Note would be offset by approximately the same amount that Tercica would owe Ipsen as a milestone payment under the Somatuline License. For more information on Tercica’s payment obligations to Ipsen under the Somatuline License, see the caption “Somatuline License” below. Other than with respect to the principal amounts thereunder, each of the Convertible Notes generally contains substantially the same terms and conditions and includes certain representations and warranties of Tercica with respect to its indebtedness.

Interest bears on the First Convertible Note at a rate of 2.5% per annum from the date of issuance, compounded quarterly. The entire principal balance and accrued interest under the First Convertible Note is due and payable on the later to occur of the fifth anniversary of the First Closing or the second anniversary of the date on which Ipsen (or a subsequent holder of the First Convertible Note) notifies Tercica that it will not convert the First Convertible Note in full. Notwithstanding the foregoing, the holder of the First Convertible Note is entitled to declare all amounts outstanding under the First Convertible Note immediately due and payable (i) if an event of default occurs (as set forth in the First Convertible Note); (ii) for so long as Ipsen’s approval rights as set forth in the Affiliation Agreement remain in effect, if any other person or group acquires beneficial ownership of greater than 9.9% of Tercica’s common stock (or if such person or group already has beneficial ownership of greater than 9.9% of Tercica’s common stock, increases its beneficial ownership); or (iii) in the event that Ipsen’s approval rights as set forth in the Affiliation Agreement cease to remain effective, if any other person or group acquires beneficial ownership of greater than 50% of Tercica’s common stock. Tercica may not prepay the First Convertible Note without the consent of the holder of the First Convertible Note.

The principal amount of the First Convertible Note, plus all accrued interest thereon, is convertible into shares of Tercica’s common stock at an initial conversion price per share equal to $7.41 per share. The conversion price of the First Convertible Note is subject to weighted-average price-based antidilution adjustments for certain issuances of equity securities by Tercica at less than the lower of $4.75 or the then-existing conversion price of the First Convertible Note. The conversion price of the First Convertible Note is also subject to proportional adjustments for stock splits, stock dividends, combinations and the like.

Until the earlier of (A) repayment in full of the First Convertible Note or (B) a sale or other transfer of Tercica’s common stock by Ipsen or its affiliates to non-affiliates of Ipsen which, aggregated with previous sales or other transfers of Tercica’s common stock by Ipsen or its affiliates to non-affiliates of Ipsen, exceeds five percent of Tercica’s outstanding common stock as of the date of the most recent sale or other such transfer (a “Triggering Sale”) and the deposit by Tercica to a trust account of funds sufficient for the repayment of the First Convertible Note, the approval of the holder of the First Convertible Note is required for Tercica to take certain actions including, but not limited to: (i) making, or permitting any subsidiary to make, loans to, or owning any stock or other securities in another corporation, partnership or other entity, subject to certain exceptions; (ii) adopting any plan or arrangement with respect to the dissolution or liquidation of Tercica; (iii) entering into any material transaction or contract unless it would reflect the execution of a budget approved by the Board and would not be reasonably anticipated to increase future budgets beyond current projections; (iv) disposing of or acquiring any property or assets other than in the ordinary course of business (Tercica may not in any event acquire or dispose of any property or assets with an aggregate value exceeding $5,000,000 without Ipsen’s written consent unless the transfer is otherwise permitted under the terms of the First Convertible Note); (v) merging or consolidating with any other person; (vi) establishing or approving an operating budget with anticipated R&D spending in excess of $25,000,000 per year, plus amounts approved by the Joint Steering Committee under the Somatuline License (as described below), or entering into an agreement that would require an increase in R&D spending in excess of such amount; (vii) incurring capital expenditures of more than $2,000,000 in any given year; (viii) making any investments, other than certain permitted investments; (ix) incurring any indebtedness other than indebtedness evidenced by the Convertible Notes and other than certain permitted indebtedness; provided that, with respect to permitted indebtedness, if following the incurrence of such permitted indebtedness, Tercica’s total indebtedness exceeds $2,500,000, then such permitted indebtedness will not be permitted unless immediately prior and after giving effect to the incurrence of such permitted indebtedness, Tercica’s ratio of net indebtedness to EBITDA does not exceed 1 to 1; (x) declaring or paying any cash dividend on or redeeming or repurchasing any shares of its capital stock, other than repurchases upon termination of services to Tercica; (xi) creating, incurring, assuming or permitting to exist, any liens on any of its properties or assets, subject to certain exceptions; (xii) prepaying or paying any indebtedness, subject to certain exceptions; or (xiii) permitting any of its subsidiaries to enter into any agreement or contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such subsidiary to pay dividends out of profits or make any other similar distributions of profits to Tercica or any of Tercica’s subsidiaries.

Tercica also agreed to indemnify the holder of the First Convertible Note and its representatives and affiliates in connection with any misrepresentation or breach of any representation, warranty or covenant contained in the First Convertible Note or other document delivered by Tercica pursuant to or in connection with the First Convertible Note (other than the Purchase Agreement, the License Agreements, the Registration Rights Agreement and the Affiliation Agreement) or otherwise in connection with or related to the First Convertible Note. The indemnification provisions survive repayment of the First Convertible Note.

Warrant

The Warrant is exercisable for such number of shares of Tercica’s common stock (the “Warrant Shares”) equal to the greater of (i) 4,948,795 shares of Tercica’s common stock (the “Baseline Amount”) or (ii) the Baseline Amount plus a variable amount of shares of Tercica’s common stock (the “Variable Amount”). The Variable Amount, which will fluctuate throughout the term of the Warrant, equals the number of shares of Tercica’s common stock determined by netting (i) two-thirds of the total number of shares of Tercica’s common stock issued (or underlying options, warrants and similar instruments issued) by Tercica (a) after June 30, 2006 and prior to the First Closing, (b) after the First Closing in connection with certain strategic transactions involving Tercica if Ipsen’s right of first offer, as set forth below under the caption “Affiliation Agreement,” is not applicable to such issuance and (c) after the First Closing to raise proceeds for paying amounts due and payable under the Convertible Notes, against (ii) the total number of shares of Tercica’s common stock (a) acquired (or underlying options, warrants or similar instruments acquired) by Ipsen from persons other than Tercica after the date of the First Closing following which Ipsen and its affiliates beneficially own less than or equal to 40% of Tercica’s outstanding common stock on a diluted basis and (b) into which interest accrued on the Convertible Notes has converted or could be converted into Tercica’s common stock.

The initial exercise price of the Warrant is $7.41 per share (the “Exercise Price”). The Exercise Price and the Warrant Shares are subject to proportional adjustments for stock splits, stock dividends, combinations and the like. Further, the Exercise Price and Baseline Amount (but not the Variable Amount) are subject to weighted-average price-based antidilution adjustments for certain issuances of equity securities by Tercica at less than the lower of $4.75 or the then-existing Exercise Price.

Affiliation Agreement

Under the terms of the Affiliation Agreement, so long as Ipsen holds at least 15% of the then-outstanding shares of Tercica’s common stock, Ipsen is entitled to nominate two out of the nine directors of Tercica’s Board of Directors (the “Board”). In the event that Ipsen holds at least 10% of the then-outstanding shares of Tercica’s common stock, but less than 15%, it is entitled to nominate one director to the Board. Ipsen’s right to nominate directors to the Board terminates if its ownership percentage of Tercica’s outstanding common stock falls below 10%. In the event that Ipsen holds at least 60% of the then-outstanding shares of Tercica’s common stock, Ipsen is entitled to nominate an unlimited number of directors to the Board. Ipsen is also entitled to nominate additional independent director nominees (which nominees must be independent of Ipsen) for election to the Board starting in 2008, as follows: one nominee in 2008, two nominees in 2009 and four nominees in 2010; provided, however, that these rights terminate if Ipsen holds less than 15% of the then-outstanding shares of Tercica’s common stock and will be reduced in the event of a Triggering Sale. Tercica also agreed to certain matters with respect to Board committees, including the establishment and composition of the Strategic Planning Committee of the Board, which is at all times required to be comprised of Tercica’s chief executive officer, each Ipsen-nominated director and two independent directors (who are designated by a majority of Tercica’s independent directors).

Pursuant to the Affiliation Agreement, except as Ipsen may agree in writing, neither Ipsen, nor any of its affiliates nor any of their respective directors, officers or employees would be liable to Tercica or Tercica’s stockholders for breach of any fiduciary duty by reason of the activities of Ipsen or any of Ipsen’s affiliates. If Ipsen or any of its affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Ipsen (or its affiliates) and Tercica, neither Ipsen nor its affiliates would have a duty to offer such opportunity to Tercica. Further, neither Ipsen nor it affiliates would be held liable to Tercica or its stockholders for breach of fiduciary duty as a stockholder or controlling person of a stockholder of Tercica if Ipsen or its affiliates pursues or acquires such corporate opportunity for itself, directs the opportunity to a third party or does not disclose the existence of, or offer, such opportunity to Tercica. Further, if a person who is director, officer or employee of Tercica as well as a director, officer or employee of Ipsen or any of Ipsen’s affiliates acquires knowledge, other than solely as result of his or her position as a director, officer or employee of Tercica, of a potential transaction that may be a corporate opportunity for both Tercica and Ipsen or Ipsen’s affiliates (whether such transaction is proposed by a third party or conceived by such person), then such person would be entitled to offer such opportunity to Tercica, Ipsen or Ipsen’s affiliates in such person’s sole discretion, and would have no obligation to offer such opportunity to Tercica. This waiver would not apply, however, if such person had knowledge of such an opportunity that was acquired solely as a result of his or her position as a director, officer or employee of Tercica. Tercica also agreed to renounce any interest or expectancy in, or in being offered an opportunity to participate in (i) any such corporate opportunity and (ii) any other potential transaction or matter that may be a corporate opportunity for Tercica and Ipsen or Ipsen’s affiliates of which Ipsen or any of Ipsen’s affiliates acquires knowledge, except to the extent that a director, officer or employee of Ipsen or any of its affiliates acquires such knowledge solely as a result of his or her position as a director, officer or employee of Tercica.

Until the earlier to occur of: (A) five years from the First Closing if at that time the Convertible Notes have not been converted in full or (B) a Triggering Sale (and absent the occurrence of these events, these provisions continue indefinitely), the approval of Ipsen is required for Tercica to take certain actions including, but not limited to: (i) making, or permitting any subsidiary to make, loans to, or owning any stock or other securities in another corporation, partnership or other entity, subject to certain exceptions; (ii) adopting any plan or arrangement with respect to the dissolution or liquidation of Tercica; (iii) entering into any material transaction or contract unless it would reflect the execution of a budget approved by the Board and would not be reasonably anticipated to increase future budgets beyond current projections; (iv) disposing of or acquiring any property or assets other than in the ordinary course of business (Tercica may not in any event acquire or dispose of any property or assets with an aggregate value exceeding $5,000,000 without Ipsen’s written consent unless the transfer is otherwise permitted under the terms of the First Convertible Note); (v) merging or consolidating with any other person; (vi) establishing or approving an operating budget with anticipated R&D spending in excess of $25,000,000 per year, plus amounts approved by the Joint Steering Committee under the Somatuline License (as described below), or entering into an agreement that would require an increase in R&D spending in excess of such amount; (vii) incurring capital expenditures of more than $2,000,000 in any given year; (viii) making any investments, other than certain permitted investments; (ix) incurring any indebtedness other than indebtedness evidenced by the Convertible Notes and other than certain permitted indebtedness; provided that, with respect to permitted indebtedness, if following the incurrence of such permitted indebtedness, Tercica’s total indebtedness exceeds $2,500,000, then such permitted indebtedness will not be permitted unless immediately prior and after giving effect to the incurrence of such permitted indebtedness, Tercica’s ratio of net indebtedness to EBITDA does not exceed 1 to 1; (x) entering into any transaction that results in competition with Ipsen; (xi) hiring a new chief executive officer, changing Tercica’s fiscal year or amending Tercica’s charter documents; (xii) increasing or decreasing the number of authorized directors on the Board or any committee thereof; (xiii) adopting, implementing, amending, redeeming, waiving or otherwise terminating or causing to come into effect or failing to apply any takeover defense measures; (xiv) supporting, recommending or endorsing any offer by any person or group to acquire more than 9.9% of the then-outstanding shares of Tercica’s common stock, where such person or group is not already the beneficial owner of 9.9% of Tercica’s common stock or, in the case of a person or group who currently beneficially owns more than 9.9% of Tercica’s common stock, where such acquisition would increase the percentage beneficially owned by such person or group; (xv) creating any additional class or series of shares of stock or increasing the shares of any authorized class of stock, unless the same ranks junior to Tercica’s common stock with respect to liquidation and redemption rights and the payment of dividends; and (xvi) issuing or selling shares of Tercica’s capital stock, other than issuances or sales after the second anniversary of the First Closing that may not exceed $25,000,000 in any three year period and other limited exceptions. Tercica also agreed to certain financial reporting obligations as set forth in the Affiliation Agreement.

Until the earlier to occur of: (i) five years from the First Closing if at that time the Convertible Notes have not been converted in full or (ii) a Triggering Sale (and absent the occurrence of these events, these provisions continue indefinitely), Ipsen has a preemptive right to purchase its pro-rata portion of new securities offered by Tercica, subject to certain exceptions. Ipsen has agreed not to sell or otherwise dispose of any shares of Tercica’s common stock during the one-year period commencing upon the First Closing. In addition, Ipsen has agreed not to sell, transfer or otherwise dispose of any shares of Tercica’s common stock to any party that, to Ipsen’s knowledge, would beneficially own more than 14.9% of the then-outstanding shares of Tercica’s common stock as a result of an acquisition of common stock from Ipsen. If at any time Ipsen and/or its affiliates owns more than 90% of the Tercica’s then-outstanding common stock, Ipsen is required to effect a merger under Delaware law to acquire the remaining outstanding common stock.

During the period commencing upon the First Closing and expiring on the first anniversary thereof (the “Standstill Period”), Ipsen is not permitted to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of Tercica’s common stock from persons other than Tercica. Further, during the period commencing with the expiration of the Standstill Period and expiring on the fourth anniversary of such date, Ipsen is not permitted to take any action to effect, directly or indirectly, the acquisition of beneficial ownership by Ipsen of any additional shares of Tercica’s common stock from persons other than Tercica, other than certain permitted offers and acquisitions in connection with the maintenance of its percentage interest in Tercica, acquisitions by other stockholders and an increase in its position to at least 60% (subject to adjustment) of Tercica’s outstanding common stock.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, Tercica has agreed to provide Ipsen and Suraypharm (and any subsequent holders to which Ipsen and/or Suraypharm have transferred their rights under the Registration Rights Agreement) certain demand and piggyback registration rights under the Act with respect to the Shares, the shares of common stock issuable upon conversion of the Convertible Notes (the “Note Shares”), the Warrant Shares and shares of Tercica’s common stock related to the Shares, the Note Shares and the Warrant Shares issued in connection with any exchange, conversion, stock split, stock dividend, distribution or similar event (collectively, the “Registrable Securities”). In general, Tercica would bear all the expenses of any registrations under the Registration Rights Agreement, except for underwriting discounts and commissions, fees and disbursements of counsel for any holders, brokers or other selling commissions and stock transfer taxes which would be borne by the holders selling Registrable Securities. As a condition to the filing of any registration statement under the demand registration rights, Ipsen, Suraypharm and each of their affiliates would agree that for so long as they collectively beneficially own ten percent or more of Tercica’s outstanding common stock, they would sell shares registered pursuant to the Registration Rights Agreement only (i) in “organized sales,” meaning sales in an underwritten offering or by utilizing a placement agent or agents with a minimum aggregate offering price of at least $10,000,000 (net of underwriter or placement agent discounts, fees or commissions) or sales to a single purchaser or group of purchasers in a block trade with a minimum aggregate offering price of at least $5,000,000; or (ii) in “unorganized sales,” meaning sales that are not “organized sales,” for so long as the total number of shares sold by Ipsen, Suraypharm and their affiliates in unorganized sales does not exceed an aggregate of 15% of Tercica’s outstanding common stock as measured at the time of the most recent sale. Tercica has agreed to indemnify the holders of registration rights under the Registration Rights Agreement under certain circumstances with respect to the registration of such Registrable Securities. The registration rights are assignable by Ipsen, Suraypharm and their affiliates to any transferee of at least 1,500,000 shares of Registrable Securities. For so long as the approval rights described under the caption “Affiliation Agreement” above remain in effect, and subject to certain exceptions, the prior written consent of Ipsen would be required before Tercica may grant certain registration rights to other holders of Tercica’s common stock. From and after the date the approval rights set forth under the caption “Affiliation Agreement” cease to remain effective, and subject to certain exceptions, Tercica is required to provide the holders of Registrable Securities with written notice at least 15 business days prior to effecting any registration.

Increlex License

Under the terms of the Increlex License, Tercica granted to Ipsen and its affiliates the exclusive right under Tercica’s patents and know-how to develop and commercialize Increlex™ in all countries of the world except the United States, Japan, Canada, Taiwan and certain of the countries in the Middle East and North Africa, for all indications, other than treatment of central nervous system indications and diabetes indications. If Tercica subsequently obtains for itself the right to pursue diabetes indications from its licensor, Genentech, Inc. (“Genentech”), pursuant to a license agreement between Tercica and Genentech (the “Genentech License”), such excluded indications may then be sublicensed to Ipsen under certain circumstances. The rights licensed to Ipsen also include improved products and combination products (subject to certain limitations imposed pursuant to the Genentech License) jointly developed by the parties or solely developed by Tercica or Ipsen pursuant to the Increlex License. Ipsen’s territory would expand, subject to Genentech’s approval, to include Taiwan and any of the excluded countries of the Middle East or North Africa upon termination or expiry of certain third-party distribution agreements in such countries. All licenses granted to Ipsen under the Increlex License are subject to certain retained rights by Genentech. In addition, for a period of six years, Ipsen has the right of first negotiation to develop and commercialize, in Ipsen’s territory, other products subsequently acquired or owned by Tercica in the field of endocrinology. Tercica also granted to Ipsen and its affiliates an exclusive royalty bearing license right, with the right to grant sub-licenses, to use and exploit the “INCRELEX” and “STAVERSA” trademarks on and solely in connection with the development and commercialization of the Increlex™ products throughout Ipsen’s territory, for the licensed indications. The collaboration will be overseen by a Joint Steering Committee (the “Increlex JSC”), consisting of an equal number of representatives of each party. The Increlex License also provides for a Joint Finance Committee (the “Increlex JFC”), consisting of one representative of each party, to oversee the parties’ development costs and certain payment and audit matters. The Increlex JFC will operate by consensus and will refer any dispute to the Increlex JSC for resolution.

Under the terms of the Increlex License, Tercica is solely responsible for the completion of its ongoing development at its own cost with a view to obtain the target label for Increlex™ in the countries of the European Union. The parties will engage in certain initial co-development activities for Increlex™ pursuant to an initial development plan, and Tercica is responsible for 60% of the development costs relating to such activities under the initial development plan, while Ipsen is responsible for the remaining 40%. Either party may propose to the other party subsequent development plans encompassing development activities for any improved product or combination product. If any such subsequent development plan is agreed upon, the parties would conduct such co-development jointly pursuant to such plan. In the event the parties do not agree on any subsequent development plan for an improved product or combination product, the party proposing such subsequent development plan may choose to perform the development activities on its own, with the other party having the right to opt-in at various time points during the development and through regulatory approval of such product by paying the other party an amount equal to a certain multiple of its allocated percentage of all past development expenses and sharing future expenses and profits for such product.

Tercica is responsible for all regulatory affairs relating to obtaining the initial European Union marketing authorization, and Ipsen is responsible for regulatory affairs in all other countries of its territory. Upon obtaining marketing authorization, Tercica would appoint Ipsen as its agent to take over responsibilities of a marketing authorization holder in countries of Ipsen’s territory. The parties agreed to cooperate with each other in submission of data or documents agreed to enter into a safety data exchange agreement to govern pharmacovigilance matters. Ipsen is solely responsible at its own cost for establishing resale pricing and acquiring reimbursement for Increlex™ in Ipsen’s territory. Ipsen is solely responsible and is obligated to use diligent efforts to commercialize Increlex™ in Ipsen’s territory pursuant to the commercialization plan. Specifically, Ipsen agreed to commit to an annual minimum sales requirement in each country. Ipsen’s failure to meet such minimum sales requirement for three consecutive years, or for two consecutive years if coupled with its failure to undertake and fund a certain level of promotional efforts, would give Tercica the right to terminate the Increlex License with respect to such country.

Tercica agreed to manufacture and supply Increlex™ to Ipsen (through its third-party manufacturers) for Ipsen’s clinical development needs at cost and for Ipsen’s commercial needs at a per unit cost equal to 20% of the average net selling price in Ipsen’s territory, and the parties would agree on the manufacture and supply of any improved product or combination product. In the event Tercica fails to meet its supply obligations, Ipsen has the right to exercise its exclusive option to manufacture Increlex™ on its own or engage a third-party manufacturer to do so.

In consideration of the rights granted to Ipsen under the Increlex License, Ipsen agreed to pay Tercica an upfront payment of €10,000,000 and, upon obtaining marketing authorization of Increlex™ in the European Union for the target label (or for a label which provides access to an agreed upon number of patients), a milestone payment of €15,000,000. If marketing authorization is obtained but the target label or access to the agreed upon patient population is not approved within three years from the date of obtaining such initial marketing authorization, such €15,000,000 milestone amount would not be owed. Ipsen would also pay Tercica royalties on a sliding scale from 15% to 25% of net sales in each country, depending on the annual net sales for Ipsen’s territory. These royalty rates would continue for so long as Ipsen maintains market exclusivity in such country with respect to Increlex™ under patent protection, orphan drug status or regulatory protection. The royalty would be reduced for the existence of market competition, lack of valid claims covering the product or third-party royalty payments, with a royalty floor for such reductions equaling to the minimum royalty payable by Tercica to Genentech on such sales. Royalties are owed for the longer of market exclusivity or fifteen years after the first commercial sale in such country.

The Increlex License is effective on a product-by-product and country-by-country basis until the expiration of the royalty term with respect to such product in such country. Upon expiration of the royalty term with respect to a given Increlex™ product, in a given country, Ipsen will be granted a fully paid-up, irrevocable and perpetual non-exclusive license under Tercica’s patents and know how and trademarks with respect to such Increlex™ product. The Increlex License could be terminated by either party for the other party’s uncured material breach or insolvency. Subject to certain conditions, Tercica may terminate the Increlex License if Ipsen elects not to exercise its opt-in rights with respect to a subsequent development plan and/or fails to pay Tercica the relevant opt-in payment amount unless Ipsen does elect to opt-in. Ipsen may terminate the Increlex License in the event that Tercica’s upstream licenses from either Genentech or Fujisawa terminate. In addition, if Ipsen undergoes a change of control and the acquiring entity is a pharmaceutical company with products that compete with those of Tercica in any country, Tercica has the right to terminate the license. If such change of control does not involve a competitor, Tercica also has the right to terminate the license, but in that event, Tercica would be required to pay to Ipsen the fair market value of Increlex™ in Ipsen’s licensed territory as measured at that time by a third-party valuation expert.

Somatuline License

Under the terms of the Somatuline License, Ipsen granted to Tercica and its affiliates the exclusive right under Ipsen’s patents and know-how to develop and commercialize Somatuline® Autogel® in the United States and Canada, for all indications other than ophthalmic indications. The licensed rights also include improved products and combination products jointly developed by the parties or solely developed by Tercica pursuant to the Somatuline License. In addition, for a period of six years, Tercica has the right of first negotiation to develop and commercialize, in Tercica’s territory, other products subsequently acquired or owned by Ipsen in the field of endocrinology. Ipsen also granted to Tercica and its affiliates an exclusive royalty bearing license right, with the right to grant sub-licenses, to use and exploit the “SOMATULINE”, “AUTOGEL” and “SOMATULINE AUTOGEL” trademarks on and solely in connection with the development and commercialization of the Somatuline® Autogel® products in Tercica’s territory, for the licensed indications. The collaboration will overseen by a Joint Steering Committee (the “Somatuline JSC”), consisting of an equal number of representatives of each party. The Somatuline License also provides for a Joint Finance Committee (the “Somatuline JFC”), consisting of one representative of each party, to oversee the parties’ development costs and certain payment and audit matters. The Somatuline JFC would operate by consensus and will refer any dispute to the Somatuline JSC for resolution.

Ipsen is solely responsible for the completion of its ongoing development at its cost with a view to obtaining marketing authorization in the target label in Tercica’s territory. The parties will engage in certain initial co-development activities for Somatuline® Autogel® in Tercica’s territory pursuant to an initial development plan, and Ipsen is responsible for 40% of the development costs relating to such activities under the initial development plan, while Tercica is responsible for the remaining 60% (provided that under certain conditions, this allocation may be different). Either party may propose to the other party subsequent development plans encompassing development activities for any improved product or combination product. If any such subsequent development plan is agreed upon, the parties would conduct such co-development jointly pursuant to such plan. In the event the parties do not agree on any subsequent development plan for an improved product or combination product, the party proposing such subsequent development plan may choose to perform the development activities on its own, with the other party having the right to opt-in at various time points during the development and through regulatory approval of such product by paying the other party an amount equal to a certain multiple of its allocated percentage of all past development expenses and sharing future expenses and profits for such product.

Ipsen is solely responsible for all regulatory affairs related to obtaining regulatory authorization to sell Somatuline® Autogel® in Tercica’s territory. Upon obtaining marketing authorization, Ipsen would appoint Tercica as its agent to take over responsibilities of a marketing authorization holder in countries of Tercica’s territory. The parties agreed to cooperate with each other in the submission of data or documents and agreed to enter into a safety data exchange agreement to govern pharmacovigilance matters. Tercica is solely responsible at its own cost for establishing resale pricing and acquiring reimbursement for Somatuline® Autogel® in Tercica’s territory.

Tercica is solely responsible and would be obligated to use diligent efforts to commercialize Somatuline® Autogel® in Tercica’s territory pursuant to the commercialization plan. Specifically, Tercica agreed to an annual minimum sales requirement in each country. Tercica’s failure to meet such minimum sales requirement for three consecutive years, or for two consecutive years if coupled with its failure to undertake and fund a certain level of promotional efforts, would give Ipsen the right to terminate the Somatuline License with respect to such country. Ipsen agreed to manufacture and supply Somatuline® Autogel® to Tercica for Tercica’s clinical needs at cost and for Tercica’s commercial needs at a per unit cost equal to 20% of the average net selling price in Tercica’s territory, and the parties would agree on the manufacture and supply of any improved product or combination product.

In consideration of the rights granted to Tercica under the agreement, Tercica paid Ipsen upfront payments of $25,037,000, which Tercica satisfied through issuance of the First Convertible Note, and, upon obtaining marketing authorization of Somatuline® Autogel® in the United States for the target label (or for a label which provides access to an agreed upon number of patients), agreed to pay milestone payments of €30,000,000, which Tercica would satisfy through the issuance of the Second Convertible Note. If marketing authorization is obtained but the target label or access to the agreed upon patient population is not approved within three years from the date of obtaining such initial marketing authorization, such milestone amount would not be owed. Tercica would also pay Ipsen royalties on a sliding scale from 15% to 25% of net sales in each country, depending on the annual net sales for Tercica’s territory. These royalty obligations will continue for so long as Tercica maintains market exclusivity in such country with respect to Somatuline® Autogel® under patent protection, orphan drug status or regulatory protection. The royalty would be reduced for the existence of market competition, lack of valid claims covering the product or third-party royalty payments. Royalties are owed for the longer of market exclusivity or fifteen years after the first commercial sale.

The Somatuline License is effective on a product-by-product and country-by-country basis until the expiration of the royalty term with respect to such product in such country. Upon expiration of the royalty term with respect to a given Somatuline® Autogel® product, in a given country, Tercica will be granted a fully paid-up, irrevocable and perpetual non-exclusive license under Ipsen’s patents and know how and trademarks with respect to such Somatuline® Autogel® product. The Somatuline License could be terminated by either party for the other party’s uncured material breach or insolvency. Subject to certain conditions, Ipsen could terminate the Somatuline License if Tercica elects not to exercise its opt-in rights with respect to a subsequent development plan or fails to pay Ipsen the relevant opt-in payment amount where Tercica does elect to opt-in. In addition, if Tercica undergoes a change of control and the acquiring entity is a pharmaceutical company with products that compete with those of Ipsen in any country, Ipsen has the right to terminate the license. If such change of control does not involve a competitor, Ipsen also has the right to terminate the license, but in that event Ipsen would be required to pay to Tercica the fair market value of Somatuline® Autogel® in Tercica’s licensed territory as measured at that time by a third-party valuation expert.

Rights Agreement

The Rights Agreement, the adoption of which was approved by Tercica’s stockholders at a Special Meeting of Stockholders held on October 12, 2006 (the “Special Meeting”), provides for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Tercica’s common stock. The dividend is payable on October 27, 2006 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from Tercica one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $40.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each one one-hundredth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions that make its value approximately equal to the value of a share of Tercica’s common stock. The Rights Agreement provides that, if Tercica is restricted from taking certain actions pursuant to the Affiliation Agreement, then the Board may only take action with respect to the Rights with the concurrence of Ipsen. All references to the Board taking action in this summary following the date of the Rights Agreement are subject to this proviso.

Initially, the Rights will be evidenced by the stock certificates representing Tercica’s common stock then outstanding, and no separate Right Certificates, as defined below, will be distributed. Until the earlier to occur of (i) ten business days following the public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person”; or (ii) ten business days (or such later date as may be chosen by the Board so long as the “Requisite Percentage” threshold has not been crossed) after such time as a person or group commences or announces its intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by such person or group of the “Requisite Percentage” or more of Tercica’s common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the shares of Tercica’s common stock outstanding as of the Record Date, by such common stock certificates with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit C thereof (the “Summary of Rights”). As a general matter, the “Requisite Percentage” under the Rights Agreement is 9.9% of Tercica’s outstanding common stock. However, with respect to (i) MPM Capital L.P. and its affiliates so long as they do not acquire any additional shares, the “Requisite Percentage” is the greater of 9.9% and the percentage owned by MPM Capital L.P. and its affiliates; (ii) Ipsen, so long as it does not acquire beneficial ownership of any shares other than shares acquired pursuant to the terms of the Purchase Agreement and the other documents contemplated by the Purchase Agreement, the “Requisite Percentage” is the greater of 9.9% and the percentage owned by Ipsen; and (iii) any entity that acquires shares from Ipsen, such entity’s “Requisite Percentage” would be 14.9%. An “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which is or becomes the beneficial owner of the Requisite Percentage.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with Tercica’s common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the Record Date, upon transfer or new issuance of common stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Tercica’s common stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with Tercica’s common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of Tercica’s common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 26, 2016 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by Tercica, in each case, as described below. The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of Tercica’s common stock or a stock dividend on Tercica’s common stock payable in common stock or subdivisions, consolidation or combinations of Tercica’s common stock occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of Tercica’s common stock. Each Preferred Share will have 100 votes, voting together with Tercica’s common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of Tercica’s common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of Tercica’s common stock. The Preferred Shares would rank junior to any other series of Tercica’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Tercica’s common stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Tercica may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

In the event that Tercica is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of Tercica’s outstanding common stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (or, at the election of Tercica, Tercica may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of Tercica, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earliest of (i) the Distribution Date or (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Tercica, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Tercica on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be amended to permit such acquisition or redeemed by Tercica at $0.001 per Right prior to the earliest of (i) the Distribution Date or (ii) the Final Expiration Date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description set forth under the caption “First Convertible Note” under Item 1.01 above, which is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See the description set forth under the first paragraph under Item 1.01 above with respect to the issuance of the Shares, the First Convertible Note and the Warrant, which is incorporated into this Item 3.02 by reference. The Second Convertible Note and the Third Convertible Note, if issued, will be issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Act and Rule 506 promulgated thereunder and Ipsen has represented to Tercica that it is an “accredited investor” within the meaning of Rule 501. With respect to the terms of conversion and exercise of the Convertible Notes and Warrant, respectively, see the description set forth under the captions “First Convertible Note” and “Warrant,” respectively, under Item 1.01 above, which is incorporated into this Item 3.02 by reference. The issuance of the Shares, the Convertible Notes and the Warrant was approved by Tercica’s stockholders at the Special Meeting.

Item 3.03. Material Modification to Rights of Security Holders.

First Convertible Note

See the description set forth under the caption “First Convertible Note” under Item 1.01 above, which is incorporated into this Item 3.03 by reference. As set forth under such caption, Tercica has agreed to certain working capital restrictions and other restrictions with respect to the payment of dividends. Tercica also agreed to obtain the consent of the holder of the First Convertible Note with respect to certain other matters as set forth under such caption.

Rights Agreement

See the description set forth under the caption “Rights Agreement” under Item 1.01 above, which is incorporated into this Item 3.03 by reference.

Charter Amendment

On October 12, 2006, Tercica filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, which became effective as of such date (the “Charter Amendment”). The Charter Amendment was approved by Tercica’s stockholders at the Special Meeting. The Charter Amendment provides for the waiver of the corporate opportunity provisions under the Delaware General Corporation Law and the corporate opportunity doctrine with respect to opportunities of which Ipsen and Ipsen’s designees to the Board (the “Ipsen Designees”) may become aware as a result of their affiliation with Tercica.

Specifically, the Charter Amendment, until Ipsen no longer has the right to designate at least one nominee for director of Tercica and no person who is a director or officer of Tercica is also a director or officer of Ipsen:

•	exempts Ipsen and its officers or directors from liability to Tercica or its stockholders for breach of any fiduciary duty by reason of any activities of Ipsen or of such officer or director’s participation, except as Ipsen may otherwise agree in writing;

•	imposes no duty on Ipsen to offer, or communicate knowledge of, a potential transaction or matter to Tercica that may be a corporate opportunity for both Ipsen and Tercica;

•	exempts Ipsen from liability to Tercica or its stockholders for breach of any fiduciary duty by reason of the fact that Ipsen pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not communicate information regarding, or offer, such corporate opportunity to Tercica;

•	provides an Ipsen Designee with the sole discretion to offer such corporate opportunity, other than one learned solely as a result of his or her position as an director, officer or employee of Tercica, to Tercica or to Ipsen as such Ipsen Designee deems appropriate under the circumstances; and

•	exempts the Ipsen Designees from liability to Tercica or Tercica’s stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Tercica or the derivation of any improper personal benefit by reason of disclosure of such opportunity to Ipsen, non-disclosure of such corporate opportunity to Tercica, or Ipsen’s pursuit or acquisition of such corporate opportunity or non-disclosure of such corporate opportunity to Tercica (unless an Ipsen Designee acquired knowledge of such opportunity solely as a result of his or her position as a director, officer or employee of Tercica, in which case, the Ipsen Designee would not be exempted from liability).

In addition, under the terms of the Charter Amendment and pursuant to Section 122(17) of the Delaware General Corporation Law, Tercica, to the fullest extent permitted by Section 122(17), renounces any interest or expectancy of Tercica in, or in being offered an opportunity to participate in, any such corporate opportunity and any other potential transaction or matter that may be a corporate opportunity for Tercica and Ipsen of which Ipsen acquires knowledge, except to the extent that a director, officer or employee of Ipsen acquires such knowledge solely as a result of his or her position as a director, officer or employee of Tercica.

The foregoing summary of the Charter Amendment is qualified in its entirety by the Charter Amendment, which is attached hereto as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2006, Tercica filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). See the description set forth under the caption “Rights Agreement” under Item 1.01 above for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

See the description set forth under the caption “Charter Amendment” under Item 3.03 above, which is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Title
3.3	Certificate of Designation for Series A Junior Participating Preferred Stock, as filed with the Delaware of Secretary of State on October 16, 2006.
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as filed with the Delaware of Secretary of State on October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Dated: October 18, 2006

EXHIBIT INDEX

Exhibit	Exhibit Title
3.3	Certificate of Designation for Series A Junior Participating Preferred Stock, as filed with the Delaware of Secretary of State on October 16, 2006.
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation, as filed with the Delaware of Secretary of State on October 12, 2006.